UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Introgen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTROGEN THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 18, 2004

To Introgen’s Stockholders:

      We cordially invite you to attend Introgen’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 18, 2004 at 10:00 a.m., local time, at The University Club, Terrace Rooms 2 & 3, 5051 Westheimer, Suite 355, Houston, Texas 77056. At the Annual Meeting we will vote on proposals to:

1. Amend Introgen’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to a new total of 100,000,000 shares;

2. Elect two (2) Class I directors to the Board of Directors, each to serve a term of three (3) years;

3. Ratify the appointment of Ernst & Young LLP as Introgen’s independent auditors for the current fiscal year ending December 31, 2004; and

4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Stockholders who owned stock at the close of business on April 26, 2004 may attend and vote at the Annual Meeting. If you cannot attend the Annual Meeting, you may vote electronically using the Internet as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage prepaid envelope. Any stockholder attending the Annual Meeting may vote in person, even though he or she has already returned a Proxy Card.

Sincerely,

/s/ RODNEY VARNER

Rodney Varner
Secretary

Austin, Texas

May 28, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING
QUESTIONS AND ANSWERS
SECURITY OWNERSHIP
EXECUTIVE OFFICERS
SIGNIFICANT EMPLOYEES
PROPOSAL ONE AMENDMENT OF CERTIFICATE OF INCORPORATION
PROPOSAL TWO ELECTION OF DIRECTORS
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
OTHER MATTERS

INTROGEN THERAPEUTICS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

      Our Board of Directors is soliciting proxies for our 2004 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

      This Proxy Statement, a Proxy Card and the 2004 Annual Report to Stockholders will be mailed to stockholders on or about May 28, 2004.

QUESTIONS AND ANSWERS

Q:	What is the record date for the Annual Meeting and how many shares of our common stock were outstanding on the record date?

A:	Our Board of Directors has set April 26, 2004 as the record date for the Annual Meeting. On April 26, 2004 approximately 26,588,779 shares of our common stock were outstanding.

Q:	Who is entitled to vote and how many votes do I have?

A:	All stockholders who owned shares of our common stock on April 26, 2004 are entitled to vote at the Annual Meeting. Every stockholder is entitled to one (1) vote for each share of common stock held.

Q:	How do I vote?

A:	You may vote in person by attending the Annual Meeting or by completing and returning your proxy by mail or electronically using the Internet. To vote your proxy by mail, mark your vote on the enclosed Proxy Card, then follow the directions on the Proxy Card. To vote your proxy using the Internet, see the instructions on the Proxy Card, and have the Proxy Card available when you access the Internet website. The home page will prompt you to enter your control number, then follow the instructions to record your vote. If you send in your card but do not mark any selections, your shares will be voted as recommended by our Board of Directors. Whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

Q:	Can I change my vote?

A:	You can revoke your proxy before the time of voting at the Annual Meeting in several ways:

• by mailing a revised proxy dated later than the prior proxy;

• by voting again at the Internet website;

• by voting in person at the Annual Meeting; or

• by notifying our corporate secretary in writing that you are revoking your proxy. Your revocation must be received before the Annual Meeting to be counted.

Q:	What constitutes a “quorum” for the Annual Meeting?

A:	At least a majority of the shares of our common stock outstanding as of the record date must be present at the Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if you are either (i) present and vote in person at the Annual Meeting or (ii) have properly submitted a proxy via mail or Internet. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for the owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received voting instructions from the owner of the shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	To pass, Proposal I, the amendment of our Certificate of Incorporation to increase the number of shares of authorized common stock, requires the affirmative “FOR” vote of at least a majority of the shares of our common stock outstanding and entitled to vote on the record date for the Annual Meeting. For Proposal II, the election of directors, the two (2) individuals receiving the highest number of “FOR” votes will be elected. To pass, Proposal III, the ratification of the appointment of the independent auditors, requires the affirmative “FOR” vote of at least a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote.

Q:	How are votes counted?

A:	For Proposal I and for Proposal III you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on Proposals I or III, it has the same effect as a vote against the proposal. If you hold your shares in a brokerage account in your broker’s name (this is called “street name”) and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote, your shares will not be counted in the tally of the number of shares cast on Proposals I and III and therefore may have the effect of reducing the number of shares needed to approve the proposal.

For Proposal II, you may vote “FOR” all of the nominees or you may elect to have your vote “WITHHELD” with respect to one or more of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you hold your shares in “street name” and you do not vote or instruct the broker how to vote the shares, or your broker does not have discretionary authority to vote in the election of directors, your shares will have no effect in the election of directors.

Finally, if you just sign and return your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” the amendment of our Certificate of Incorporation to increase the number of shares of authorized common stock, “FOR” each director nominee and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

Q:	Who is soliciting my vote and who pays for the solicitation of proxies?

A:	This Proxy Statement is furnished in connection with the solicitation of your vote by our Board of Directors. We pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on our behalf personally, by telephone or by facsimile, without additional compensation.

Q:	How does the Board of Directors recommend voting on the proposals?

A:	Our Board of Directors recommends that you vote your shares “FOR” the amendment of our Certificate of Incorporation to increase the number of shares of authorized common stock, “FOR” each of the nominees to the Board of Directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year ending December 31, 2004.

Q:	When are the stockholder proposals for the 2005 Annual Meeting of Stockholders due?

A:	We anticipate holding our 2005 Annual Meeting of Stockholders on or about June 15, 2005. Stockholder proposals for our 2005 Annual Meeting of Stockholders, whether intended for inclusion in the Proxy Statement for such meeting or for presentation directly at such meeting, must be received at our principal executive offices by the close of business on January 28, 2005. In addition, notice of any stockholder proposals must be given in accordance with our Bylaws and all other applicable requirements including the rules and regulations of the United States Securities and Exchange Commission. If a stockholder fails to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the Proxy Statement for the 2005 Annual Meeting and the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2005 Annual Meeting.

Q:	Where are Introgen’s principal executive offices?

A:	Our principal executive offices are located at 301 Congress Avenue, Suite 1850, Austin, Texas 78701. Our telephone number is (512) 708-9310.

SECURITY OWNERSHIP

      The following table sets forth the beneficial ownership of our common stock as of March 31, 2004 by (i) all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, to be the beneficial owners of more than 5% of our common stock and based on the records of EquiServe, N.A., our transfer agent, (ii) each director, (iii) each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all current directors and executive officers as a group.

      Except as otherwise noted, and subject to applicable community property laws, the persons named in this table have, to our knowledge, sole voting and investing power for all of the shares of common stock held by them.

      This table lists applicable percentage ownership based on 26,583,274 shares of common stock outstanding as of March 31, 2004. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2004 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

      Unless otherwise indicated, the address for each stockholder on this table is c/o Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701.

	Shares	Percent
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned

Aventis Holdings Inc. (formerly known as Rhône-Poulenc Rorer International Holdings Inc.)(1)	5,045,664	19.0%
500 Arcola Road
Collegeville, PA 19426
John N. Kapoor, Ph.D.(2)	3,435,976	12.9%
David G. Nance(3)	2,901,445	10.6%
Mahendra G. Shah, Ph.D.(4)	515,367	1.9%
David L. Parker, Ph.D., J.D.(5)	263,599	*
James A. Merritt, M.D.(6)	256,788	*
Shawn L. Gallagher(7)	253,926	*
G. Thomas Finnegan III(8)	167,500	*
William H. Cunningham, Ph.D.(9)	153,600	*
Charles E. Long(10)	181,600	*
S. Malcolm Gillis, Ph.D.(11)	2,800	*
All directors and executive officers as a group (14 people)(12)	8,683,569	29.5%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	In December 1999, Rhône-Poulenc S.A., the ultimate parent company of Rhône-Poulenc Rorer Pharmaceuticals Inc., combined with Hoechst AG, and the parties have combined Hoechst Marion Roussel, the pharmaceutical business of Hoechst AG, with that of Rhône-Poulenc Rorer to form Aventis Pharma. Rhône-Poulenc Rorer Pharmaceuticals Inc. is now known as Aventis Pharmaceuticals Inc. The share number includes 2,343,721 shares of our common stock issuable within 60 days of March 31, 2004 upon conversion of Series A non-voting convertible preferred stock held by Aventis Pharmaceuticals Inc.

(2)	Consists of 202,109 shares held by EJ Financial Enterprises, Inc., 3,099,067 shares held by EJ Financial/ Introgen Management L.P. and 134,800 shares held by Dr. Kapoor subject to stock options that are exercisable within 60 days of March 31, 2004. EJ Financial/ Introgen Management L.P. is controlled by its general partner, EJ Financial Enterprises. Dr. Kapoor is Chairman of the Board of Directors of

EJ Financial Enterprises. Dr. Kapoor disclaims beneficial ownership of the shares held by EJ Financial Enterprises and EJ Financial/ Introgen Management L.P.

(3)	Consists of 1,346,979 shares held by Developtech Resources Corporation, 18,130 shares held by Domecq Technologies, Inc., 850,496 shares held by Debouchement, Ltd., and 685,840 shares held by Mr. Nance subject to stock options that are exercisable within 60 days of March 31, 2004. Mr. Nance is President and Chief Executive Officer of Developtech Resources Corporation, Domecq Technologies, Inc. and Debouchement, Ltd. Mr. Nance holds the right to vote for each entity and has dispositive control over the shares.

(4)	Consists of 176,279 shares of our common stock and 339,088 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(5)	Includes 231,788 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(6)	Includes 160,788 shares subject to stock options that are exercisable within 60 days of March 31, 2004. Dr. Merritt is no longer an executive officer with us but continues to provide services to us on a part time, as-needed basis for nominal compensation.

(7)	Includes 227,788 shares subject to stock options that are exercisable within 60 days of March 31, 2004. Mr. Gallagher is no longer an executive officer with us but continues to provide services to us on a part time, as-needed basis for nominal compensation.

(8)	Consists of 167,500 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(9)	Consists of 146,600 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(10)	Includes 171,600 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(11)	Consists of 2,800 shares subject to stock options that are exercisable within 60 days of March 31, 2004.

(12)	Includes an aggregate of 2,817,080 shares subject to stock options held by our directors and executive officers as a group that are exercisable within 60 days of March 31, 2004.

EXECUTIVE OFFICERS

      The following sets forth information concerning the persons currently serving as our executive officers, including information as to each executive officer’s age, position and business experience as of the record date.

Name	Age	Position

David G. Nance	52	President and Chief Executive Officer
Max W. Talbott, Ph.D.	55	Senior Vice President, Worldwide Commercial Development
James W. Albrecht, Jr.	49	Chief Financial Officer
J. David Enloe, Jr.	40	Vice President, Operations
David L. Parker, Ph.D., J.D.	49	Vice President, Intellectual Property
Robert E. Sobol, M.D.	52	Senior Vice President, Medical and Scientific Affairs

      David G. Nance has served as a member of our Board of Directors and as our President and Chief Executive Officer since our inception in June 1993. From 1992 to 1996, Mr. Nance served as the Managing Partner of Texas Biomedical Development Partners, the investment group that founded us.

      Max W. Talbott, Ph.D. joined Introgen in February 2002 as our Senior Vice President, Worldwide Commercial Development. From 2000 to 2002, Dr. Talbott was Senior Vice President, Worldwide Regulatory Affairs and Pharmacovigilance at DuPont Pharmaceuticals Company and Bristol-Myers Squibb Pharmaceuticals Company, which merged during this period. From 1996 to 2000, he served in various positions with Aventis Pharmaceuticals and Rhône-Poulenc Rorer Pharmaceuticals, most recently as Senior Vice President, Drug Regulatory Affairs and Quality Assurance. Prior to 1996, Dr. Talbott occupied several management positions with Eli Lilly and Company, a major pharmaceuticals company, and he spent five years with the

U.S. Food and Drug Administration, first as a Reviewer and then as a Branch Chief and Acting Division Director. He received his Ph.D. in immunology and pharmacology from Rutgers University.

      James W. Albrecht, Jr. joined Introgen in November 1994 as our Vice President, Operations and Administration, and he has served as our Chief Financial Officer since April 1995. From 1993 to 1996, he operated a consulting business providing chief financial officer services to the technology and real estate industries. Mr. Albrecht worked previously at Arthur Andersen LLP as an accountant and he is a Certified Public Accountant. He received his B.B.A. in accounting from The University of Texas at Austin.

      J. David Enloe, Jr. joined Introgen in March 1995. He has served as our General Business Manager and Vice President, Administration, and he is currently Vice President, Operations. From 1989 to 1995, he held various positions at Centrilift, a division of Baker Hughes, Inc., an energy services company, including Region General Manager, Southeast Asia, and he worked at Arthur Andersen LLP as an accountant prior to that time. Mr. Enloe is a Certified Public Accountant. He received his B.B.A. in accounting from The University of Texas at Austin.

      David L. Parker, Ph.D., J.D. joined Introgen in March 1999 as our Vice President, Intellectual Property. Since January 2000, Dr. Parker has been a partner with the law firm of Fulbright & Jaworski LLP. From 1992 to January 2000, he was a shareholder of the patent law firm of Arnold White & Durkee, Professional Corporation, where he was previously an associate. Since 1997, Dr. Parker has served as an adjunct professor at The University of Texas School of Law. Dr. Parker received his Ph.D. in molecular pharmacology and molecular biology from Baylor College of Medicine and his J.D. from The University of Texas School of Law.

      Robert E. Sobol, M.D. joined Introgen in September 2003 as our Senior Vice President, Medical and Scientific Affairs. He is currently the President and Chief Executive Officer of Magnum Therapeutics Corp., a biopharmaceutical company and was President of Corautus Genetics Inc., a biopharmaceutical company. From 1998 to 2003, Dr. Sobol served as President and Chief Executive Officer of Genstar Therapeutics, a company that developed gene therapy products, which he founded in 1996. Mr. Sobol received his M.D. from The Chicago Medical School.

SIGNIFICANT EMPLOYEES

      The following sets forth information concerning persons currently employed by us who make or are expected to make significant contributions to our business:

      Peter Clarke, Ph.D. joined Introgen after 23 years working in the field of biotechnology in both research and manufacturing. Dr. Clarke has held positions of increasing importance in both start-up and established European and U.S.-based biopharmaceutical companies such as Medeva Pharma and Chiron Vaccines. Most recently, Dr. Clarke worked for Bayer Biological Products, where he was Director of Manufacturing and was closely involved in the North American licensure and launch of a novel immunoglobulin. Dr. Clarke received his BSC in biochemistry from Sheffield University in England. His Ph.D. in microbial physiology and DIC in biochemistry were completed at the Imperial College of Science and Technology in London.

      Craig A. Halverson joined Introgen after 20 years of biomedical academic research and commercial experience in oncology, hematology and cardiovascular products emphasizing biologics, regulatory affairs and quality. Mr. Halverson’s experience includes successful global product/establishment registrations and strategic planning experience and includes extensive interactions with all levels of the FDA and global ministries of health. He has developed IND & BLA regulatory strategies as well as developed CBER strategic compliance plans for Quality Assurance/ Quality Control, Clinical, Research and Development, Product Transfer, Manufacturing, Engineering and Facilities departments. Prior to joining Introgen in 2004, Mr. Halverson was the Executive Director of Global Regulatory Affairs for Cancervax Corporation and held a similar position for Gen-Probe prior to that. Mr. Halverson also served as Global Regulatory Affairs Director for Baxter Healthcare Corporation and worked in a number of research and managerial positions for Hybritech, Inc. Mr. Halverson received his M.S. in experimental pathology from the University of Southern California, School of Medicine, Department of Pathology, and his B.S. in chemistry and biology from California State at Fullerton.

      Kerstin B. Menander, M.D., Ph.D. joined Introgen in 2002 with broad experience in the health care field, including in the pharmaceutical, scientific, regulatory and medical arenas. Dr. Menander has developed expertise in the management of all phases of clinical trials in oncology, rheumatology and other inflammatory diseases, endocrinology (estrogen replacement therapy, osteoporosis prevention and oral contraceptives), orthopedics, allergology, analgesiology, cardiovascular conditions, infectious diseases, wound healing, neurology and dermatology. She has managed groups responsible for Clinical Trials, Adverse Reaction and Medical Information. She has also conducted independent research in histology, endocrinology and in the area of inflammation. She has interacted with regulatory agencies in the U.S., Canada and Europe. In addition, she managed regulatory departments responsible for assembly, submission and approval of INDs, IDEs, NDAs, PLAs and PMAs. Her experience includes responsibilities for final clinical and regulatory approval of promotional materials and package inserts. Prior to joining Introgen, Dr. Menander served as vice president of several divisions for Cell Pathways, Inc., culminating in Vice President of International Operations. She has also served in senior level management for Curative Technologies, Inc., Collagen Corporation and Abbott Laboratories. She also served as President of US 3 D Development, Inc. Dr. Menander is widely published in most major peer reviewed journals. Dr. Menander received her Medical Degree, her Registrar and completed her Ph.D. in histology (cum laude) from the University of Lund in Sweden.

PROPOSAL ONE

AMENDMENT OF CERTIFICATE OF INCORPORATION

      Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), currently authorizes us to issue two classes of stock:

•	50,000,000 shares of common stock, $0.001 par value per share; and

•	5,000,000 shares of preferred stock, $0.001 par value per share.

      The Board of Directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares. The Board of Directors believes that the current capital structure does not provide sufficient flexibility to allow for our future growth. We are asking stockholders to approve the proposed increase to our authorized common stock.

      If the stockholders approve the proposed amendment, the first paragraph of Article IV of our Certificate of Incorporation would be amended to read as follows:

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 105,000,000 shares. The number of shares of Common Stock authorized is 100,000,000. The number of shares of Preferred Stock authorized is 5,000,000.”

      As of the record date of April 26, 2004, 26,588,779 shares of our common stock were issued and outstanding. Also as of the record date, 4,921,950 shares of our common stock are reserved for future issuance upon the exercise of outstanding options under our 2000 Stock Option Plan.

      The principal purpose of the proposed amendment is to help ensure that we will have sufficient shares of common stock to, among other things:

•	Effect future stock splits or stock dividends;

•	Raise additional capital through the issuance and sale of our securities; or

•	Acquire other companies or their businesses or assets through the issuance of our securities.

      Except as set forth below, we have no arrangements, agreements or understandings at the present time for the issuance or use of the additional shares of common stock proposed to be authorized. We are in negotiations with Dr. Robert Sobol, our Senior Vice President, Medical and Scientific Affairs, to acquire a company of which he is the sole shareholder. The terms of the proposed transaction have not been determined, but the purchase price is likely to be between $1 million and $2 million and to be paid in shares of our common stock.

The Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in the best interests of Introgen and our stockholders.

      The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may consider advisable, without further action by the stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the common stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock have no preemptive rights.

      Depending on the price, the issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in Introgen, on such stockholders’ percentage voting power.

      If approved by the stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable following the approval. If the stockholders do not approve the proposed amendment, the authorized number of shares of common stock will not change.

      The Board of Directors recommends that the stockholders vote “FOR” Proposal One. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL TWO

ELECTION OF DIRECTORS

General

      Our Board of Directors is divided into three classes, with the term of office of one class expiring each year. We currently have six directors with two directors in each class. The terms of office of our Class I directors, William H. Cunningham, Ph.D. and S. Malcolm Gillis, Ph.D., will expire at the 2004 Annual Meeting. The terms of office of our Class II directors, Mahendra G. Shah, Ph.D. and Charles E. Long, will expire at the 2005 Annual Meeting. Finally, the terms of office of our Class III directors, John N. Kapoor, Ph.D. and David G. Nance, will expire at the 2006 Annual Meeting. At the 2004 Annual Meeting, stockholders will elect two Class I directors, each for a term of three years.

Nominees for Election at the 2004 Annual Meeting

      The following sets forth information concerning the nominees for election as directors at the 2004 Annual Meeting, including information as to each nominee’s age and business experience as of the record date.

			Director
Name of Nominee	Age	Principal Occupation	Since

William H. Cunningham, Ph.D.(1)(2)(3)	60	Professor, The University of Texas at Austin	2000
S. Malcolm Gillis, Ph.D.(1)	63	President, Rice University	2004

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee

      William H. Cunningham, Ph.D., has served as a member of our Board of Directors since July 2000. Dr. Cunningham served as Chancellor and Chief Executive Officer of The University of Texas System from 1992 to 2000, in addition to holding the Lee Hage and Joseph D. Jamail Regents Chair in Higher Education Leadership. He served as President of The University of Texas at Austin, a component institution of the University of Texas System, from 1985 to 1992. He is currently a Professor of Marketing at The University of

Texas at Austin. Dr. Cunningham serves on a number of public commissions, private corporate boards and in a number of advisory roles to corporations. Dr. Cunningham serves on the board of directors of John Hancock Advisers, Inc. He also serves on the board of directors of Jefferson Pilot Corporation, Southwest Airlines, Inc., LIN Television and Hayes Lemmerz International, Inc., each of which is a publicly-traded corporation. Dr. Cunningham received his Ph.D. and M.B.A. from Michigan State University. In 1993, he received an Honorary Doctor of Laws Degree and the Distinguished Alumnus Award from Michigan State University.

      S. Malcolm Gillis, Ph.D., has served as a member of our Board of Directors since February 2004. Dr. Gillis has served as the President of Rice University since 1993 and will complete his term in June 2004. He is also the Ervin Kenneth Zingler Professor of Economics. Dr. Gillis has been honored with the designation of University Professor, the highest faculty designation at Rice University, and he will continue to teach when his university leadership concludes. Before entering university leadership, he spent the first 25 years of his professional life teaching economics and applying economic analysis to public policy in almost 20 countries, from the United States and Canada, to Ecuador, Colombia, Ghana and Indonesia. His research and teaching have mainly been in the areas of fiscal economics and environmental policy. Dr. Gillis served as Dean of the Faculty of Arts and Sciences at Duke University from 1991 to 1993, and he served as Dean of the Graduate School and Vice Provost for Academic Affairs at Duke University from 1986 to 1991. Dr. Gillis serves on the board of directors and board of trustees of many foundations, educational associations and community organizations. In 2002, he was appointed to the Governor’s Task Force for Texas Economic Growth. Dr. Gillis received his Ph.D. from the University of Illinois. He received his M.A. and B.A. from the University of Florida. In 1992, he was awarded an Honorary Doctor of Laws Degree from Rocky Mountain College.

Incumbent Directors Whose Terms of Office Continue After the Annual Meeting

      The following sets forth information concerning the directors whose terms of office continue after the 2004 Annual Meeting, including information as to each director’s age and business experience as of the record date.

			Director
Name	Age	Position/Principal Occupation	Since

Charles E. Long (1)(2)(3)	64	Director; Retired	2001
Mahendra G. Shah, Ph.D.	59	Director	1993
John N. Kapoor, Ph.D.	60	Chairman of the Board; Chairman of the Board of EJ Financial Enterprises, Inc.	1993
David G. Nance	52	President and Chief Executive Officer of Introgen Therapeutics, Inc.	1993

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee

      Charles E. Long has served as a member of our Board of Directors since January 2001. Mr. Long is former vice chairman of Citicorp and its principal subsidiary, Citibank. Mr. Long held various positions during his career with Citicorp, which began in 1972. From 1982 to 1998, he headed Citicorp’s External Affairs Division, which includes the Government Relations Division in Washington, D.C. From 1976 to 1982, he was responsible for managing Citicorp’s international consumer banking business, as well as legal and external affairs for consumer banking worldwide. Mr. Long is a trustee of the Midwest Research Institute and the National Forest Foundation. He has served as an officer, director or trustee on a number of corporate, charitable and public boards, including vice chairman of Georgetown University, vice chairman and director of Woodrow Wilson House Museum and Ford’s Theater in Washington, D.C. Mr. Long is a director of Atlas Copco North America and Atlas Copco AB, a public company. Mr. Long is also a member of the board of directors of Gendux AB, our wholly-owned subsidiary. Mr. Long received his B.B.A. in business from St. John’s University. In 1998, he received an Honorary Doctor of Business Degree from St. John’s University.

      Mahendra G. Shah, Ph.D., has served as a member of our Board of Directors since our inception in June 1993. From 1993 to 2000, Dr. Shah served as our Vice President, Corporate and Business Development. From 1991 to January 2001, he served as Vice President, Corporate Development of EJ Financial Enterprises, Inc., a healthcare investment company. Dr. Shah has also served as the chief executive officer and chairman of the board of directors of First Horizon Pharmaceutical Corporation. Dr. Shah received his Ph.D. in industrial pharmacy from St. John’s University.

      John N. Kapoor, Ph.D. has served as Chairman of our Board of Directors since our inception in June 1993. In 1990, Dr. Kapoor founded EJ Financial Enterprises, Inc., a healthcare investment company and he is presently the chairman of its board of directors. He is also presently chairman of the board of directors of Akorn, Inc., NeoPharm, Inc., Option Care, Inc., and First Horizon Pharmaceuticals Corporation, each of which is a publicly-traded corporation. Dr. Kapoor received his Ph.D. in medicinal chemistry from the State University of New York at Buffalo.

      Please see “Executive Officers” for information with respect to Mr. Nance.

      There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

      Our Board of Directors held a total of eight meetings and acted by written consent one time during the calendar year ended December 31, 2003. During such period, the Board of Directors had a standing Audit Committee, Compensation Committee and Executive Committee. The Board of Directors did not have a standing Nominating Committee during the calendar year ended December 31, 2003, but has recently formed a Nominating and Corporate Governance Committee, as set forth in further detail below.

Audit Committee

      The Audit Committee, which, during the calendar year ended December 31, 2003, consisted of directors William H. Cunningham, Ph.D. (Chairman), Charles E. Long and Robert L. Moore, met four times. In February 2004, S. Malcolm Gillis, Ph.D. filled the vacancy on the Audit Committee left by Mr. Moore when he resigned as a member of the Board of Directors. The Audit Committee monitors our system of internal controls, provides our Board of Directors with the results of its examinations and recommendations derived therefrom, outlines to the Board of Directors improvements made, or to be made, in internal accounting controls, monitors the qualifications and independence of the independent auditors, pre-approves non-audit services of our independent auditors, oversees our compliance with legal and regulatory requirements and provides to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require their attention. In discharging its duties, the Audit Committee is expected to:

•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	review and approve the scope of the annual internal and external audit;

•	review and pre-approve the engagement of our independent auditors to perform audit and non-audit services and the related fees;

•	meet independently with our internal auditing staff, independent auditors and senior management;

•	review the integrity of our financial reporting process;

•	review our financial statements and disclosures in Securities and Exchange Commission filings;

•	monitor compliance with our corporate codes of ethics; and

•	review disclosures from our independent auditors regarding Independence Standards Board Standard No. 1.

      The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that S. Malcolm Gillis, Ph.D. is an “audit committee financial expert,” as defined by the Securities and Exchange Commission guidelines. The Audit Committee Charter is attached hereto as Exhibit A and can be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.

Compensation Committee

      The Compensation Committee, which currently consists of directors William H. Cunningham, Ph.D. and Charles E. Long (Chairman), met four times during the calendar year ended December 31, 2003. The Compensation Committee administers our 1995 Stock Plan and 2000 Stock Option Plan, reviews compensation to be provided to our officers, employees and consultants, including stock compensation, grants options to purchase our common stock to our employees, executive officers, directors and consultants, and reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the members of the Board of Directors, including stock compensation.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee consists of directors William H. Cunningham, Ph.D. and Charles E. Long. The Nominating and Corporate Governance Committee was not in existence during the calendar year ended December 31, 2003, and therefore did not hold any meetings. The Nominating and Corporate Governance Committee proposes a slate of directors for election by our stockholders at each annual meeting and appoints candidates to fill any vacancies on the Board of Directors. It is also responsible for determining the appropriate Board of Directors size, composition and committee structure and developing and reviewing applicable corporate governance principles. We believe that each of the members of the Nominating and Corporate Governance Committee meets the director independence requirements set forth in the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee is governed by a charter, which can be accessed free of charge electronically on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations.

      The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders provided that the recommendations are made in accordance with the procedures described in Article II, Section 2.5 of our Bylaws and in this proxy statement under “Information Concerning Solicitation and Voting.” To be considered timely, such stockholder’s recommendation must be delivered to or mailed and received at our principal executive offices as set forth below not less than one hundred twenty (120) calendar days in advance of the first anniversary date of mailing of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary of Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, and must include the candidate’s name, biographical data and qualifications. It is our policy that stockholder nominees nominated in compliance with these procedures will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive.

      The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing board members and stockholders, third party search firms and direct solicitations, where warranted. The Nominating and Corporate Governance Committee may request references and additional information from the candidate prior to reaching a conclusion. The Nominating and Corporate Governance Committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

      To be considered by the Nominating and Corporate Governance Committee, a director nominee must meet the following minimum criteria: (i) the highest personal and professional integrity; (ii) a record of exceptional ability and judgment; (iii) the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings; (iv) the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders; (v) freedom from any personal or professional relationships that would adversely affect his or her ability to serve the best interests of Introgen and our stockholders.

      The Nominating and Corporate Governance Committee also takes into account that the Board as a whole shall have competency in the following areas: business judgment, industry knowledge, accounting and finance, leadership, corporate governance, business strategy, management and crisis management.

      Any of our stockholders who wish to communicate with the Board of Directors, a committee of the Board, the non-management directors as a group or any individual member of the Board, may send correspondence to Mr. Rodney Varner, Corporate Secretary of Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701. The Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the non-management directors as a group or an individual Board member. The independent directors of the Board review and approve the stockholders’ communication process periodically to ensure effective communication with stockholders.

Statement on Corporate Governance

      We have had formal corporate governance standards in place since our inception in 1993. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the Nasdaq National Market’s new corporate governance listing standards regarding corporate governance policies and processes, and we believe that we are in compliance with the rules and listing standards. We have amended the charter of our Audit Committee and created the Nominating and Corporate Governance Committee charter to comply with the new rules and standards. You can access our committee charters free of charge on our website at www.introgen.com or by writing to us at Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Attention: Investor Relations. We encourage, but do not require, our board members to attend the annual stockholders meeting. Last year, two of our directors attended the annual stockholders meeting. We have adopted the following standards for director independence in compliance with the Nasdaq National Market corporate governance listing standards:

•	No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•	A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•	A director who accepts, or whose immediate family member accepts, more than $60,000 per year in compensation from us or any of our subsidiaries, other than certain permitted payments such as compensation for board or board committee service, payments arising solely from investments in the our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 per year in such compensation;

•	A director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•	A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•	A director who is, or who has a family member who is, a current partner of our outside auditor, Ernst & Young LLP, or was a partner or employee of Ernst & Young LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

      The Board has determined that each member of the Board of Directors, except for David G. Nance and John N. Kapoor, Ph.D., meets the aforementioned independence standards. David G. Nance does not meet the aforementioned independence standards because he is our current President and Chief Executive Officer and is an employee of Introgen. John N. Kapoor, Ph.D. does not meet the aforementioned independence standards because of his relationship with EJ Financial Enterprises, Inc., which is detailed below in “Certain Relationships and Related Transactions.”

Executive Committee

      The Executive Committee currently consists of directors David G. Nance and John N. Kapoor, Ph.D. The Executive Committee held one meeting during the calendar year ended December 31, 2003. The Executive Committee acts on behalf of our Board of Directors to the extent permitted under Delaware law.

Board Compensation

      Each non-employee director is granted an option to purchase 33,600 shares of our common stock (exercisable at the fair market value on the date of grant) upon first becoming a director. The option vests ratably each month after the date of grant of such option, so that the entire option is fully vested three years after the date of grant. Each incumbent director is annually granted an option to purchase 20,000 shares of our common stock (exercisable at the fair market value on the date of grant) on the date of each annual meeting of stockholders. That option vests ratably each month after the date of grant of such option, so that the entire option is fully vested one year after the date of grant. In addition, the chairman of each of the Audit Committee, Compensation Committee and the designated “audit committee financial expert” on the Audit Committee are all granted annually a fully-vested option to purchase 5,000 shares of our common stock. Directors do not receive any cash or other additional compensation, other than reimbursement of their out-of-pocket expenses, for services provided as a director.

      The Board of Directors recommends that the stockholders vote “FOR” the election of both nominees to the Board of Directors named above.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS

      The Board of Directors has appointed, subject to ratification by our stockholders, Ernst & Young LLP, as independent auditors, to audit our books, records and accounts for the current fiscal year ending December 31, 2004. Ernst & Young has audited our financial statements beginning with the year ended December 31, 2002.

Change of Auditors

      On March 6, 2002, we dismissed Arthur Andersen LLP as our independent auditors, effective upon completion of Arthur Andersen LLP’s services in connection with the filing of our Annual Report on Form 10-K for the six-month transition period ended December 31, 2001.

      Arthur Andersen LLP’s reports on our financial statements for each of the years ended June 30, 2000 and 2001 and for the six-month transition period ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      The decision to change independent auditors was recommended by the Audit Committee of our Board of Directors and was approved by our Board of Directors.

      During each of the two years ended June 30, 2000 and 2001, the six-month transition period ended December 31, 2001, and through March 20, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      During each of the two years ended June 30, 2000 and 2001, the six-month transition period ended December 31, 2001, and through March 20, 2002, Arthur Andersen LLP did not advise us of any “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

      On March 6, 2002, we engaged, subject to stockholder approval, Ernst & Young LLP as our independent auditors for the year ending December 31, 2002. We received such stockholder approval on May 1, 2002.

      During each of the two years ended June 30, 2000 and 2001, the six-month transition period ended December 31, 2001, and through March 6, 2002, we did not consult Ernst & Young LLP on any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K under the Securities Act of 1933 (as amended).

Fees Paid to Ernst & Young LLP

      The following table sets forth the costs incurred by the Company for services provided by Ernst & Young LLP, the Company’s independent auditors, for the years ended December 31, 2003 and December 31, 2002.

	Year Ended
	December 31,

Fee Category	2002	2003

Audit Fees	$70,485	$113,250
Audit-Related Fees	—	—
Tax Fees	10,915	9,735
All Other Fees	—	—

Total Fees	$81,400	$122,985

      Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and includes accounting services in connection with securities offerings.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, divestitures and international tax planning.

      All Other Fees. We did not engage Ernst & Young LLP to perform services not covered by the preceding three categories.

      We do not expect a representative of Ernst & Young LLP to be present at the Annual Meeting.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any such pre-approval to the Audit Committee at the next scheduled meeting.

      The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment of Ernst & Young LLP as our independent auditors.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table shows the compensation paid by us to our Chief Executive Officer and our four other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the last four fiscal periods, including the fiscal year 2003 (January 1, 2003-December 31, 2003), fiscal year 2002 (January 1, 2002-December 31, 2002), the six-month transition period ended December 31, 2001, and the fiscal year 2001 (July 1, 2000-June 30, 2001):

				Long-Term
				Compensation
				Awards

				Securities
		Compensation		Underlying
				Options	All Other
Name and Principal Position	Period	Salary	Bonus	(# of Shares)	Compensation

David G. Nance	1/1/2003 - 12/31/2003	$412,124	$—	170,000
President and Chief Executive	1/1/2002 - 12/31/2002	344,784	—	114,600
Officer	7/1/2001 - 12/31/2001	163,854	—	69,600
	7/1/2000 - 6/30/2001	300,208	8,835	50,000

James A. Merritt, M.D.(2)	1/1/2003 - 12/31/2003	$250,000	$—	40,000
Chief Medical Officer	1/1/2002 - 12/31/2002	250,000	—	35,000
	7/1/2001 - 12/31/2001	108,333	—	10,000
	7/1/2000 - 6/30/2001	200,000	5,841	40,000

Shawn L. Gallagher(2)	1/1/2003 - 12/31/2003	$211,301	$—	40,000
Vice President, Production	1/1/2002 - 12/31/2002	195,856	—	35,000
and Technical Processes	7/1/2001 - 12/31/2001	93,750	—	—
	7/1/2000 - 6/30/2001	180,000	5,257	40,000

David L. Parker, Ph.D., J.D.	1/1/2003 - 12/31/2003	$200,000	$—	40,000
Vice President, Intellectual	1/1/2002 - 12/31/2002	200,000	—	35,000
Property	7/1/2001 - 12/31/2001	100,000	—	—
	7/1/2000 - 6/30/2001	190,000	5,257	40,000

G. Thomas Finnegan III	1/1/2003 - 12/31/2003	$200,000	$—	40,000
Vice President, Finance and	1/1/2002 - 12/31/2002	200,000	—	35,000
Corporate Development	7/1/2001 - 12/31/2001	91,667	—	75,000
	7/1/2000 - 6/30/2001	48,462	—	150,000	$32,692 (1)

(1)	Includes consulting fees paid prior to Mr. Finnegan’s employment with us and a relocation expense payment.

(2)	Dr. Merritt and Mr. Gallagher served as executive officers with us as of the last fiscal year ended December 31, 2003. They are no longer executive officers with us but continue to provide services to us on a part time, as-needed basis for nominal compensation.

Option Grants Made During the Fiscal Year Ended December 31, 2003

      The following table sets forth grants of stock options made during the fiscal year ended December 31, 2003 to each Named Executive Officer.

			Individual Grants
						Potential Realizable
			% of Total			Value at Assumed
		Number of	Options			Annual Rates of Stock
		Securities	Granted to			Price Appreciation for
		Underlying	Employees	Exercise		Option Term(2)
		Options	During	or Base	Expiration
Name	Period	Granted	Period(1)	Price	Date	5%	10%

David G. Nance	1/1/2003 - 12/31/2003	100,000	10.9%	$5.00	6/22/2013	$314,447	$796,871
		70,000	7.7%	5.00	6/22/2013	220,113	557,810
James A. Merritt, M.D.(3)	1/1/2003 - 12/31/2003	40,000	4.4%	5.00	6/22/2013	125,779	318,748
Shawn L. Gallagher(3)	1/1/2003 - 12/31/2003	40,000	4.4%	5.00	6/22/2013	125,779	318,748
David L. Parker, Ph.D., J.D.	1/1/2003 - 12/31/2003	40,000	4.4%	5.00	6/22/2013	125,779	318,748
G. Thomas Finnegan III	1/1/2003 - 12/31/2003	40,000	4.4%	5.00	6/22/2013	125,779	318,748

(1)	Based on the grant of stock options representing 913,690 shares to employees during the fiscal year ended December 31, 2003.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3)	Dr. Merritt and Mr. Gallagher served as executive officers with us as of the last fiscal year ended December 31, 2003. They are no longer executive officers with us but continue to provide services to us on a part time, as-needed basis for nominal compensation.

Aggregated Option Exercises During the Fiscal Year Ended December 31, 2003 and Option Values as of the End of Such Period

      The following table sets forth, for each of the Named Executive Officers, the number of options exercised during the fiscal year ended December 31, 2003, as well as the value of unexercised options at the end of such period:

				Number of Securities		Value of Unexercised
		Number of		Underlying Unexercised		In-The-Money Options
		Shares		Options at Fiscal Year-End		at Fiscal Year-End(2)
		Acquired	Value
Name	Period	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David G. Nance	1/1/2003 - 12/31/2003	—	—	655,130	135,710	$4,116,184	$510,521
James A. Merritt, M.D.(3)	1/1/2003 - 12/31/2003	—	—	136,566	96,722	928,590	368,013
Shawn L. Gallagher(3)	1/1/2003 - 12/31/2003	—	—	203,566	91,722	1,486,415	349,163
David L. Parker, Ph.D., J.D.	1/1/2003 - 12/31/2003	10,000	$79,613	217,566	91,722	1,594,407	349,163
G. Thomas Finnegan III	1/1/2003 - 12/31/2003	—	—	121,250	178,750	548,475	754,875

(1)	Based on a fair market value of $8.48 per share, which was the closing price of our common stock on December 31, 2003, the date of exercise.

(2)	Based on a fair market value of $8.48 per share, which was the closing price of our common stock on December 31, 2003, as reported on the Nasdaq National Market.

(3)	Dr. Merritt and Mr. Gallagher served as executive officers with us as of the last fiscal year ended December 31, 2003. They are no longer executive officers with us but continue to provide services to us on a part time, as-needed basis for nominal compensation.

Employment Contracts and Change-In-Control Arrangements

      We have an employment agreement with David G. Nance, entered into on August 1, 2003, under which Mr. Nance serves as our President and Chief Executive Officer. Under Mr. Nance’s prior employment agreement with us, which was entered into on August 1, 1996, his base salary was $302,500 per annum effective August 1, 2000, $332,750 per annum effective August 1, 2001, $366,025 per annum effective August 1, 2002. The prior employment agreement provided that Mr. Nance would receive an option to purchase 50,000 shares of our common stock on each of August 1, 2000, August 1, 2001, and August 1, 2002 (for a total of 150,000 shares through August 1, 2002). According to the foregoing terms, he was granted an option to purchase 50,000 shares of our common stock upon the completion of our initial public offering in October 2000; he was granted an option to purchase an additional 50,000 shares of our common stock on August 1, 2001 and he was granted an option to purchase an additional 60,000 shares of our common stock on August 1, 2002. The Compensation Committee granted Mr. Nance the option to purchase 60,000 shares of our common stock on August 1, 2002, rather than an option to purchase 50,000 shares of common stock as required under his employment agreement, due to its decision to discontinue option grants to directors who are also employees. Accordingly, the Compensation Committee granted the 60,000 options to Mr. Nance with the understanding that he would not receive options in his capacity as director.

      The current employment agreement with Mr. Nance, which was entered into on August 1, 2003, continues through July 31, 2006, and thereafter renews automatically for one-year terms until either party gives timely written notice of non-renewal. Mr. Nance’s base salary under the current employment agreement is $476,000 per annum effective August 1, 2003. His compensation under the current employment agreement is subject to review annually. Under the terms of his prior and current employment agreements with us, Mr. Nance may receive bonuses in the form of cash, stock options, restricted stock or other consideration as determined by our Compensation Committee, which reviews his compensation annually. Mr. Nance has also received bonuses from time to time in the form of options to purchase our common stock, as contemplated in each of his prior and current employment agreements with us. Such options are exercisable at a price determined by the administrator of our 2000 Stock Option Plan and are fully vested when granted.

      All of the options granted under our 1995 Stock Plan and the 2000 Stock Option Plan shall immediately vest and become exercisable upon our merger with or into another corporation, entity or person, or the sale of all or substantially all our assets to another corporation, entity or person, unless such options are assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Certain Relationships and Related Transactions

      Pursuant to a purchase agreement executed on June 30, 2001, we sold and issued 100,000 shares of a new class of Series A Non-Voting Convertible Preferred Stock, $.001 par value per share, convertible into 2,343,721 shares of our common stock, to Aventis Pharmaceuticals Inc. for $25,000,000. We received the cash payment and issued the shares on July 2, 2001. Aventis Pharmaceuticals Inc., formerly known as Aventis Pharmaceuticals Products Inc., is an affiliate of Aventis Holdings Inc., which holds greater than five percent of our outstanding common stock.

      Mahendra G. Shah, Ph.D., one of our directors, was, until January 1, 2001, an employee of EJ Financial Enterprises, Inc., one of our stockholders. John N. Kapoor, Ph.D., the Chairman of our Board of Directors, is the sole stockholder of EJ Financial Enterprises. We have a consulting agreement with EJ Financial Enterprises pursuant to which EJ Financial Enterprises provides services to us for $175,000 per year. The agreement provides for the assistance of EJ Financial Enterprises with our business development, license negotiation, market analysis and general corporate development. This agreement is automatically renewable each July 1 for one-year terms, unless either party gives 30 days advance notice of termination.

      David Parker, Ph.D., J.D., our Vice President, Intellectual Property, is a partner with the law firm Fulbright & Jaworski LLP, which provides legal services to us as our primary outside counsel for intellectual property matters.

      We are in negotiations with Dr. Robert Sobol, our Senior Vice President, Medical and Scientific Affairs, to acquire a company of which he is the sole shareholder. The terms of the proposed transaction have not been determined, but the purchase price is likely to be between $1 million and $2 million and to be paid in shares of our common stock. We believe the technology which is owned by Dr. Sobol’s company will be a valuable addition to our intellectual property portfolio. We have endeavored to conduct the negotiations at arms’ length, and any transaction would be subject to the approval of our Audit Committee.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee is composed of two independent directors and operates under a written charter adopted by the Board of Directors. Introgen believes that each member of the Compensation Committee meets the independence requirements set forth in the Nasdaq Marketplace Rules. The members of the Compensation Committee are Charles E. Long (Chairman) and William H. Cunningham, Ph.D. The Compensation Committee administers our 1995 Stock Plan and 2000 Stock Option Plan, reviews forms of compensation to be provided to our officers, employees and consultants, including stock compensation, grants options to purchase our common stock to our employees, executive officers and consultants, and reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the members of the Board of Directors, including stock compensation. The Compensation Committee believes it has fulfilled its responsibilities under its charter for the fiscal year ended December 31, 2003.

      Compensation Philosophy and Objectives. Our basic philosophy is to align executive compensation with increases in stockholder value through achievement of certain milestones, including milestones related to the pre-clinical and clinical development of our product candidates. This is primarily accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. In addition, we believe it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing options to a majority of full-time, exempt domestic employees and similarly situated international employees, and through cash incentives, through which both executives and employees may receive cash bonuses based on company-wide financial goals.

      Executive Compensation Programs. Our executive compensation programs consist of three principal elements: base salary, cash bonus and stock options. We emphasize incentive compensation in the form of stock options and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Board of Directors sets the initial compensation for executives after consideration of the recommendations of the Compensation Committee. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Prior to making its recommendations and determinations, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and general industry pay practices. In making its recommendations and determinations, the Committee does not utilize any particular indices or formulae to arrive at each executive’s recommended pay level.

      Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between our executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options and sell the shares. In determining the amount of such grants, the Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. Options are generally granted at

100% of fair market value at the date of grant or at 110% of fair market value at the date of grant for stockholders who hold greater than 10% of Introgen’s combined voting power. Options generally vest ratably over a period of four years on each anniversary of the grant date.

      Chief Executive Officer Compensation. The compensation of our chief executive officer is determined using the same philosophy and policies as for all executive officers as well as by the terms of his employment agreement. The compensation includes base salary, cash bonus and stock options as compensation for his services as an officer and director. Our chief executive officer currently has an employment agreement that is described under “Executive Compensation — Employment Contracts and Change-In-Control Arrangements.” The annual compensation for Mr. Nance for his service as our chief executive officer was based upon the written employment agreement we executed with Mr. Nance and as adopted by the Board of Directors in the year 2003. The Compensation Committee evaluates the employment agreement in relation to Introgen’s performance on an annual basis and will review Mr. Nance’s compensation again in July 2004.

      Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers. Deductions are, however, permitted if certain conditions are met, including a requirement that the plan under which such compensation is paid be re-approved by stockholders every five years. None of the compensation paid by us in the fiscal year ended December 31, 2003 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Respectfully submitted,

COMPENSATION COMMITTEE

William H. Cunningham, Ph.D.
Charles E. Long

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is composed of three independent directors in compliance with the Marketplace Rules of the Nasdaq Stock Market and operates under a written charter adopted by the Board of Directors, as amended in 2004, a copy of which is attached hereto as Exhibit A. The members of the Audit Committee are William H. Cunningham, Ph.D. (Chairman), Charles E. Long and S. Malcolm Gillis, Ph.D. During the fiscal year ended December 31, 2003, in accordance with Section 407 of the Sarbanes-Oxley Act, Introgen identified Robert L. Moore as the “audit committee financial expert.” Following his resignation from the Board of Directors in February 2004, Mr. Moore was replaced by Dr. Gillis, who is currently designated as the “audit committee financial expert.” We believe that each member of the Audit Committee meets the director independence requirements set forth in the applicable SEC and Nasdaq Marketplace Rules. The Audit Committee believes it has fulfilled its responsibilities under its charter for the fiscal year ended December 31, 2003.

      Our management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with our management and our independent auditors who performed such audit, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

      Based upon the Audit Committee’s review and discussions referred to in the immediately preceding paragraph, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 5, 2004. Each of the services rendered by Ernst & Young LLP was pre-approved by the Audit Committee.

Respectfully submitted,

AUDIT COMMITTEE

William H. Cunningham, Ph.D.
Charles E. Long
S. Malcolm Gillis, Ph.D.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

STOCK PRICE PERFORMANCE GRAPH

      The following line graph compares the cumulative total return to stockholders of our common stock from October 12, 2000 (the date of our initial public offering) to December 31, 2003 to the cumulative total return over such period of (i) the Nasdaq National Market System Composite Index and (ii) the S&P Biotechnology Index. The graph assumes that $100.00 was invested on October 12, 2000 in our common stock at its initial public offering price of $8.00 per share and in each of the other two indices as of September 30, 2000, and the reinvestment of all dividends, if any.

      The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

AMONG INTROGEN THERAPEUTICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P BIOTECHNOLOGY INDEX

	10/12/00 or
	9/30/00	6/30/01	12/31/01	12/31/02	12/31/03

Introgen Therapeutics, Inc.	$100.00	$59.75	$69.25	$26.88	$106.00
Nasdaq National Market System Composite Index	100.00	58.90	53.12	36.73	54.94
S&P Biotechnology Index	100.00	84.67	84.29	67.09	86.44

*	$100 invested on 10/12/00 in stock or on 9/30/00 in indices — including reinvestment of dividends. Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we received, we believe that, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

CODE OF ETHICS

      On February 18, 2004, the Company adopted a Corporate Code of Ethics for All Employees and Directors, which is attached hereto as Exhibit B. At the same time, the Company adopted a Corporate Code of Ethics for Financial Officers, which specifically applies to the Company’s Chief Executive Officer, Chief Financial Officer and persons performing similar functions. The Corporate Code of Ethics for Financial Officers is attached hereto as Exhibit C. A copy of each of the codes of ethics is available on our website at www.introgen.com.

      We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within five business days following the date of such amendment or waiver.

OTHER MATTERS

      The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy Card confers discretionary authority with respect to such matter.

By Order of the Board of Directors

/s/ RODNEY VARNER

Rodney Varner
Secretary

Austin, Texas

May 28, 2004

EXHIBIT A

INTROGEN THERAPEUTICS, INC.

a Delaware corporation

FIRST AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

      The purpose of the Audit Committee of the Board of Directors of Introgen Therapeutics, Inc., a Delaware corporation (the “Company”), shall be to:

1. Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company; and

2. Provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom.

      In addition, the Audit Committee will, where required by law, and to the extent it otherwise finds appropriate, perform the specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom will meet the independence and experience requirements of NASDAQ and applicable federal law. The Audit Committee will select its own chairperson, who will serve at the will of the Audit Committee.

RESPONSIBILITIES

      The responsibilities of the Audit Committee will include the following, to the extent that the Audit Committee finds proper or as required by law:

1. Exercising its sole authority to appoint or replace the Company’s independent auditors (subject, if applicable, to stockholder ratification);

2. Reviewing from time to time the adequacy of the Company’s system of internal controls;

3. Reviewing with the independent auditors and management the Company’s financial reporting and accounting and disclosure principles, policies and practices; alternative treatments within generally accepted accounting principles for material items discussed with management, including the ramifications of such alternatives and the treatment preferred by the auditors; and other written communications between the auditor and management that are material to the financial statements. The Audit Committee shall discuss generally the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

4. Discussing the Company’s major financial risk exposures and its policies with respect to risk assessment and risk management;

5. Reviewing the independent auditors’ proposed audit scope and approach;

6. Reviewing the performance of the independent auditors, who will report directly to the Audit Committee, and who shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders;

7. Reviewing fee arrangements with the independent auditors, including pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and in this regard the Audit Committee shall have the sole authority to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

8. Monitor the rotation of certain members of the independent auditors’ team every five years, pursuant to applicable SEC Rules;

9. Overseeing the independence of the independent auditors and the Company’s compliance with SEC Rules for disclosure of auditors’ services by, among other things:

(a) Requiring the independent auditors to deliver to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(b) Actively engaging in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board of Directors take appropriate action to satisfy itself with regard to the auditors’ independence;

(c) Reviewing the independent auditors’ peer review conducted every three years or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues;

(d) Discussing with the independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement of Accounting Standards (“SAS”) No. 61, as may be modified or supplemented; and

(e) Reviewing reports submitted to the Audit Committee by the independent auditors in accordance with applicable SEC requirements;

10. Reviewing with management and the independent auditors the Company’s interim financial statements and the related Management Discussion and Analysis of Financial Condition and Results of Operations included in Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

11. Reviewing with management and the independent auditors, before release, and recommending to the Board of Directors for inclusion in the Company’s annual report on Form 10-K, the audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations;

12. Reviewing with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

13. Reviewing and monitoring the Company’s code of ethics for its senior financial officers and employees, and granting waivers to such code if deemed appropriate;

14. Meeting periodically with the Chief Financial Officer and the independent auditors in separate executive sessions;

15. Resolving disagreements, if any, between the Company’s management and the Company’s independent auditors regarding financial reporting;

16. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

17. Reviewing on an annual basis the adequacy of the Audit Committee’s charter and submitting any recommended changes to the Board of Directors for consideration;

18. Providing oversight and review of the Company’s asset management policies, including periodic review of the Company’s investment policies and performance for cash and short-term investments;

19. If it finds necessary, securing independent expert advice, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities;

20. Exercising its sole discretion to determine the appropriate funding for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report, to any advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, all of which will be paid by the Company;

21. Reviewing related party transactions for potential conflicts of interest and approving all appropriate related party transactions;

22. Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(d)(3) of Schedule 14A; and

23. Performing such other duties as may be requested or delegated by the Board of Directors.

      The Audit Committee may rely on the expertise and knowledge of management, the internal auditors, the independent auditors and counsel, advisors and experts in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles statements and that they accurately represent the financial condition of the Company. Management is also responsible for the effectiveness of disclosure controls and procedures and internal controls and procedures for financial reporting. The independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to assure the adequacy or effectiveness of the Company’s internal controls or disclosure procedures or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls. The Audit Committee may elect to form and delegate authority to subcommittees consisting of one or more members when it deems appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services.

MEETINGS

      The Audit Committee will meet as often as it determines, but at least quarterly. The Audit Committee may establish its own schedule. The Audit Committee, at its own discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Company’s president and chief executive officer and separately with the Company’s chief financial officer at such times as it deems appropriate to review the financial affairs and controls of the Company. The Audit Committee will meet in separate executive session with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors’ examination and management report, to review the internal controls of the

Company and to otherwise fulfill the responsibilities of the Audit Committee under this Charter. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company’s business.

EXHIBIT B

INTROGEN THERAPEUTICS, INC.

CORPORATE GOVERNANCE

CORPORATE CODE OF ETHICS FOR ALL EMPLOYEES AND DIRECTORS

      Introgen Therapeutics, Inc. (“Introgen” or the “Company”) believes that superior corporate governance is essential to the integrity of the Company and the interests of our shareholders. Introgen is committed to maintaining the highest standards of business conduct and ethics. Introgen will constantly strive to demonstrate its commitment to the community, not only through its research and development of pharmaceutical products for the treatment of life threatening diseases, but also through the faithful observance of its corporate values.

      This Corporate Code of Ethics for All Employees and Directors (this “Code”) reflects the business practices and principles of behavior that support this commitment. Because the reputation of the Company depends on the honesty, fairness and integrity brought by each person associated with us, we expect every employee, officer and director (collectively, “employees and directors”) to read and understand this Code and apply these principles in every aspect of his or her business responsibilities. We ask that each employee and director apply his or her own highest personal ethical standards to every business decision made.

      Because the principles described in this Code are general in nature, you should also review all applicable Company policies and procedures for more specific instruction, and contact your supervisor, an executive officer or a member of the Board of Directors if you have any questions.

      Nothing in this Code, in any Company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

      We are committed to continuously reviewing and updating our policies and procedures. Therefore, this Code is subject to modification.

Compliance with Laws

      All employees must comply with all applicable laws, rules and regulations of each country within which we are operating. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as the Company, to civil and/or criminal penalties. It is therefore essential that each employee understands the legal and regulatory requirements applicable to his or her department and area of responsibility, and when in doubt, knows the appropriate person to ask for guidance.

      The integrity and legality of our records and public disclosures depends on the validity, accuracy and completeness of the information supporting our books of account. Therefore, our corporate and business records should be completed accurately and honestly. No employee may take or authorize any action that would cause our financial records or financial disclosures to fail to comply with generally accepted accounting principles, the rules and regulations of the SEC or other applicable laws, rules and regulations. Any employee who becomes aware of any departure from these standards has an obligation to report his or her knowledge promptly to a supervisor, an executive officer or a member of the Audit Committee of the Board of Directors.

Insider Trading

      Obligations under the U.S. securities laws apply to everyone. In the normal course of business, officers, directors, employees, agents, contractors and consultants of the Company may come into possession of significant, sensitive information. This information is the property of the Company — you have been entrusted with it. Employees and directors may not profit from it by buying or selling securities, or passing on the information to others to enable them to profit or for them to profit on the employees’ behalf. The misuse of sensitive information is contrary to Company policy and U.S. securities laws and will be dealt with decisively.

For more details, please review the Company’s Insider Trading Policy, which can be obtained from the Company’s Chief Financial Officer.

Conflicts of Interest

      A conflict of interest arises when the private interest of an employee or director, or that of a family member or friend, interferes or appears to interfere with the interest of the Company. Such conflict may make it difficult for the employee or director to perform his or her work objectively and effectively. Thus, an employee or director should communicate any potential conflicts of interest to his or her supervisor, an executive officer or a member of the Board of Directors so that a determination can be made. An employee or director must not engage in an activity constituting a conflict of interest unless he or she fully discloses the conflict and obtains approval from his or her supervisor if he or she is not an executive officer or director, or from the Audit Committee of the Board of Directors (or another authorized committee thereof) if he or she is an executive officer or a director.

      Loans to, or guarantees of obligations of, employees or their family members could constitute an improper personal benefit to the recipients of these loans or guarantees, depending on the facts and circumstances. Some loans are expressly prohibited by law and applicable law requires that our Board of Directors approve all loans and guarantees to employees at the Vice President level and above.

Corporate Opportunities

      Employees and directors may not exploit for their own personal gain opportunities that are discovered through the use of Company property, information or position unless the opportunity is disclosed fully in writing to the Company’s Board of Directors and the Board of Directors declines to pursue such opportunity.

Fair Dealing

      Introgen has developed significant goodwill over the years, and this goodwill is one of our most important assets. Employees shall always endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. No unfair advantage should be taken of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair practice.

Use of Company Assets

      Protecting the Company’s assets is a key fiduciary responsibility of every employee. All employees are responsible for the proper use of Company assets and must safeguard such assets against theft, carelessness and waste.

      Confidential information is one of our most valuable assets. All confidential information must be used for Company business purposes only. Employees and directors who have received or have access to confidential information should take care to keep this information confidential. This obligation extends to confidential information of third parties that the Company has rightfully received under non-disclosure agreements.

Compliance Procedures

      If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the matter promptly with your supervisor. Even the appearance of impropriety can be damaging and should be avoided.

      Employees are responsible for reporting suspected or actual violations of this Code to their supervisor, an executive officer or a member of the Board of Directors. Under no circumstances will the Company tolerate retaliation for reports made in good faith.

Waivers

      Any waiver of a provision of this Code for an executive officer or director must be approved by the Board of Directors, or an authorized committee thereof, and all such waivers shall be disclosed promptly as required by law. Any waiver of a provision of this Code with respect to any other employee must be approved in writing by the Company’s legal counsel and Chief Executive Officer.

Disciplinary Actions

      The matters covered in this Code are of the utmost importance to the Company, its shareholders and its business partners, and are essential to the Company’s ability to conduct its business in accordance with its stated values. Therefore, if an investigation indicates that a violation has, in fact, occurred, we will take such action as we believe appropriate under the circumstances. Disciplinary action may include immediate termination of employment and, in appropriate cases, civil action or referral for criminal prosecution.

EXHIBIT C

INTROGEN THERAPEUTICS, INC.

CORPORATE GOVERNANCE

CORPORATE CODE OF ETHICS FOR FINANCIAL OFFICERS

      In addition to the guidelines set forth in the Corporate Code of Ethics for All Employees and Directors, Introgen Therapeutics, Inc. (the “Company”) has adopted the following standards of ethical conduct for the Company’s financial officers, defined as its Chief Executive Officer, Chief Financial Officer and persons performing similar functions (collectively, “Financial Officers”):

1. Financial Officers must observe the laws, rules and regulations of each country within which we are operating.

2. Financial Officers must act with honesty and integrity in the performance of their duties at the Company and promote ethical behavior among subordinates and peers through the example of their conduct.

3. Financial Officers must act in good faith, responsibly and with due care without misrepresenting or omitting material facts and without allowing their professional judgment to be compromised.

4. Financial Officers must provide full, accurate, fair and timely disclosure in reports and documents that we file with, or submit to, securities regulatory agencies and in other public communications made by us.

5. Financial Officers must ethically handle any actual or apparent conflict of interest between their personal and professional relationships. Financial Officers should not engage in activity constituting a conflict of interest unless they fully disclose same and obtain approval of the Audit Committee of the Board of Directors (or another authorized committee of the Board).

6. Financial Officers must promptly bring to the attention of the CFO, the CEO or the Chairman of the Audit Committee any material information of which they are aware that affects the disclosures made by the Company in its securities or other public filings.

7. Financial Officers must promptly bring to the attention of the CFO, CEO or the Chairman of the Audit Committee any information they have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

8. Financial Officers must promptly bring to the attention of the CFO, the CEO or the Chairman of the Audit Committee any information they have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or any violation of this Code.

      The Board of Directors, or an authorized committee thereof, shall consider any waiver of this Code, and all such waivers shall be disclosed promptly as required by law.

C-1

INTROGEN THERAPEUTICS, INC.

2004 Annual Meeting of Stockholders

10 a.m. (CST), Friday, June 18, 2004
The University Club - Terrace Rooms 2 & 3
Post Oak Tower
5051 Westheimer, Suite 355
Houston, Texas 77056

Admission Ticket

(Not Transferable)

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and his or her family members and is not transferable

DETACH	ZITT52

PROXY
INTROGEN THERAPEUTICS, INC.

This Proxy is solicited by the Board of Directors

Proxy For the Annual Meeting of Stockholders

To be held on Friday, June 18, 2004

     The undersigned hereby constitutes and appoints David G. Nance and James W. Albrecht, Jr., and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Introgen Therapeutics, Inc. (the “Company”) held of record by the undersigned as of the close of business on Monday, April 26, 2004 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The University Club, Terrace Rooms 2 & 3, Post Oak Tower, 5051 Westheimer, Suite 355, Houston, Texas 77056, at 10:00 am., local time, on Friday, June 18, 2004, and at any adjournments or postponements thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” the amendment of the Company’s Certificate of Incorporation to increase number of shares of authorized Common Stock listed in Proposal 1, “FOR” the election of the two nominees of the Board of Directors listed in Proposal 2, and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2004 listed in Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s 2004 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

     Please vote and sign on the other side and return promptly in the enclosed envelope (which requires no postage if mailed within the United States).

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

INTROGEN THERAPEUTICS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/ingn

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE

☒	Please mark votes as in this example.

				FOR	AGAINST	ABSTAIN
1.	Amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to a new total of 100,000,000			☐	☐	☐

2.	Elect two (2) Class I directors to the Board of Directors, each to serve a term of three (3) years.	3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2004.	☐	☐	☐

	Nominees: (01) William H. Cunningham, Ph.D. and (02) S. Malcolm Gillis, Ph.D.

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐	For both nominees except as noted above

To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary or before any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Proposals 1, 2 and 3 and at the discretion of the Proxies on any other matter that may properly come before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or community property, all joint owners should sign.

Please sign, date and return promptly in the accompanying envelope.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature:	Date:	Signature:	Date: